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                                                                 Exhibit 99.1

                                  ROWECOM INC.
                                15 Southwest Park
                          Westwood, Massachusetts 02090

                  PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON           , 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of RoweCom Inc., a Delaware corporation, hereby appoints Dr. Richard R. Rowe and Rodney Smith and each of them, proxies for the undersigned, with full power of substitution, to represent and to vote all of the shares of common stock of RoweCom that the undersigned is entitled to vote at the Special Meeting of Stockholders of RoweCom to be held at its corporate
headquarters at 15 Southwest Park, Westwood, Massachusetts 02090, on           ,
2001, at 10:00 a.m., local time, and at any adjournments or postponements thereof, upon the matters set forth in the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus, receipt of which is hereby acknowledged. The undersigned stockholder(s) hereby revokes any proxy or proxies previously executed for such matters.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE SPECIAL MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSAL 1, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. AT THE PRESENT TIME THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. THIS PROXY IS REVOCABLE.

IF VOTING BY PROXY, YOU MAY VOTE BY MAIL, TELEPHONE OR BY INTERNET. See instructions below for Internet and telephone voting.

If you decide to vote using this proxy card, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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                                                                 SEE REVERSE
     (continued, and to be signed and dated, on reverse side)        SIDE
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Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. Please have your proxy card in hand if you choose one of these methods to submit your vote.

TO VOTE ON THE INTERNET:

If you decide to vote via the Internet, your Internet vote is quick and convenient and your vote is immediately submitted. Just follow these easy steps:

1.   Read the accompanying Proxy Statement/Prospectus.

2. Visit our Internet voting site at www.eproxyvote.com/rowe, enter the information requested on the computer screen, including your 14-digit voter control number located above your name on the proxy card, and follow the instructions on the screen.

TO VOTE BY TELEPHONE:

If you decide to vote via telephone (within the United States and Canada only), your telephone vote is quick and convenient and your vote is immediately submitted. Just follow these easy steps:

1.   Read the accompanying Proxy Statement/Prospectus.

2. Call toll free 1-877-PRX-VOTE (1-877-779-8683) from a touch-tone telephone (there is no charge for this call), enter your 14-digit voter control number located above your name on the proxy card, and follow the recorded instructions.

Proxies submitted by telephone or the Internet must be received by 12:00
MIDNIGHT, EASTERN TIME, ON           , 2001.

YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES TO THE SAME EXTENT AS IF YOU MARKED, SIGNED, DATED AND RETURNED THE PROXY CARD. IF YOU VOTE BY INTERNET OR TELEPHONE, PLEASE DO NOT RETURN YOUR PROXY CARD BY MAIL UNLESS YOU INTEND TO MODIFY YOUR INTERNET OR TELEPHONE VOTE BY MAILING IN A LATER DATED PROXY CARD.

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                                 ROWECOM INC.

          PLEASE MARK YOUR VOTE IN A SQUARE IN THE FOLLOWING MANNER
                           USING DARK INK ONLY. /X/

The Board of Directors unanimously recommends that you vote FOR the listed proposal.


1.   To approve and adopt the agreement and plan       For    Against  Abstain
     of merger and reorganization, dated as of         / /      / /      / /
     July 6, 2001, by and among divine, inc., Knowledge Resources Acquisition Corp., a wholly-owned subsidiary of divine, and
     RoweCom Inc., and the merger of Knowledge
     Resources Acquisition Corp. into RoweCom

Each of the persons named as proxies herein are authorized, in such person's discretion, to vote upon such other matters as may properly come before the Special Meeting, or any adjournments or postponements thereof.

This Proxy will be voted in accordance with specifications made. If no choices are indicated, this Proxy will be voted FOR the listed proposal.


                                        Dated  ____________, 2001


                                        ________________________________________
                                        Signature


                                        ________________________________________
                                        Signature (if held jointly)


Please date this Proxy and sign it exactly as your name(s) appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, guardian or other fiduciary, please indicate your capacity. If you sign for a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If you sign for a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

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PLEASE VOTE, SIGN EXACTLY AS YOUR NAME APPEARS ABOVE, DATE AND RETURN THIS PROXY
CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

ON THE REVERSE SIDE OF THIS PROXY CARD ARE INSTRUCTIONS ON HOW TO VOTE YOUR SHARES VIA THE INTERNET OR TELEPHONE. IF YOU VOTE VIA THE INTERNET OR TELEPHONE, YOUR VOTE WILL BE RECORDED AS IF YOU MAILED IN YOUR PROXY CARD.